UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2013

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On August 15, 2013, Good Times Restaurants Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”) related to the public offering (the “Offering”),  pursuant to the Company’s registration statement on Form S-1 (File No. 333-188183), which was initially filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2013, subsequently amended thereafter, and declared effective by the Commission on August 15, 2013 (the “Registration Statement”), of an aggregate of 2,200,000 shares of our common stock, par value $0.001 per share (“Common Stock”), together with warrants to purchase 2,200,000 shares of our common stock (“A Warrants”) and additional warrants to purchase 1,100,000 shares of our common stock (“B Warrants” and, together with the A Warrants, the “Warrants”), at a public offering price of $2.50 per share and accompanying Warrants.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriter an option (the “Over-Allotment Option”), exercisable not later than 45 days after the effective date of the Registration Statement, to purchase up to 330,000 additional shares of Common Stock at $2.48 per share, A Warrants to purchase an additional 330,000 shares of Common Stock at $0.01 per A Warrant, and/or B Warrants to purchase an additional 165,000 shares of Common Stock at $0.01 per B Warrant.

On August 19, 2013, the Underwriter notified the Company of its election to exercise a portion of the Over-Allotment Option to purchase (i) A Warrants to purchase an additional 330,000 shares of Common Stock at $0.01 per A Warrant, and (ii) B Warrants to purchase an additional 165,000 shares of Common Stock at $0.01 per B Warrant.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company and each of our officers, directors, and certain existing stockholders aggregating at least 65% of our outstanding shares, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of six months after the closing date of the Offering without the prior written consent of the Underwriter.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Offering closed on Wednesday, August 21, 2013, following satisfaction of the closing conditions set forth in the Underwriting Agreement.  At closing, the Company issued 2,200,000 shares of Common Stock, A Warrants to purchase an additional 2,530,000 shares of Common Stock (of which A Warrants to purchase 330,000 shares of Common Stock were issued to the Underwriter pursuant to its partial exercise of the Over-Allotment Option), and B Warrants to purchase an additional 1,265,000 shares of Common Stock (of which B Warrants to purchase 165,000 shares of Common Stock were issued to the Underwriter pursuant to its partial exercise of the Over-Allotment Option).  The Company received gross proceeds from the Offering of $5,504,950.  The net proceeds to the Company are approximately $4,815,000, assuming no exercise of the Warrants and deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with the Offering.

Each A Warrant issued in the Offering is exercisable on or before August 16, 2018 for one share of Common Stock at an exercise price of $2.75 per share.  Each two B Warrants issued in the Offering are exercisable on or before May 16, 2014 for one share of Common Stock at an exercise price of $2.50 per share.  The shares of Common Stock, the A Warrants and the B Warrants may be transferred separately immediately upon issuance.  We do not intend to list the A Warrants or the B Warrants on any securities exchange or other trading market and we do not expect that a public trading market will develop for either the A Warrants or the B Warrants.

The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the A Warrants and the B Warrants, respectively.  The A Warrants are also redeemable by the Company beginning one year after issuance as follows:  (i) at a price of $0.01 for each A Warrant at any time while the A Warrants are exercisable, so long as a registration statement relating to the Common Stock issuable upon exercise of the A Warrants is effective and current; (ii) upon not less than 30 days prior written notice of redemption to each A Warrant holder; and (iii) if, and only if, the reported last sale price of a share of Common Stock equals or exceeds 150% of the A Warrant exercise price, or $4.125 per share, for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to A Warrant holders.  If the foregoing conditions are satisfied and we call the A Warrants for redemption, each A Warrant holder will then be entitled to exercise his, her or its A Warrant prior to the date scheduled for redemption.  However, there can be no assurance that the price of the Common Stock will exceed the call price or the A Warrant exercise price after the redemption call is made.  The B Warrants are not redeemable by the Company.

Copies of the Underwriting Agreement, the form of A Warrant issued in connection with the Offering, and the form of B Warrant issued in connection with the Offering are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively.  The foregoing descriptions of the Offering and the documentation related thereto do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

Item 8.01             Other Events.

On August 16, 2013, the Company issued a press release announcing the pricing of the Offering.  Also on August 16, 2013, the Company issued a corrected press release regarding the pricing of the Offering.  A copy of the corrected press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 21, 2013, the Company issued a press release announcing the closing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)      Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
1.1	Underwriting Agreement dated August 15, 2013

4.1	Form of A Warrant

4.2	Form of B Warrant

99.1	Corrected Press Release dated August 16, 2013

99.2	Press Release dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: August 21, 2013	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description
1.1	Underwriting Agreement dated August 15, 2013

4.1	Form of A Warrant

4.2	Form of B Warrant

99.1	Corrected Press Release dated August 16, 2013

99.2	Press Release dated August 21, 2013